[redacted]

REALTOR®

ADDENDUM/AMENDMENT TO

☑ AGREEMENT/CONTRACT TO BUY AND SELL REAL ESTATE [☐ OFFER OR ☐ COUNTEROFFER] OR
☑ RESIDENTIAL RENTAL AGREEMENT OR ☐ OTHER: ______
COVERING THE ☑ REAL PROPERTY ☐ PREMISES ☐ BUSINESS ☐ OTHER: ______

Further described or commonly known as:

Address 808 Derby Downs Court Unit # ______
City Elgin ______ State of South Carolina
Other ______ TMS ______

The undersigned Parties hereby agree as follows:
Buyer entity to be changed from Arrived Holdings Inc/Assignees to Arrived SC Bedford, LLC

EXPIRATION OF OFFER: When signed by a Party and intended as an offer or counter-offer, this document represents an offer to the other Party that may be rescinded any time prior to or expires at ____ ☐ AM ☐ PM on ______ ____ unless accepted or counter-offered by the other Party in written form Delivered prior to such deadline.

Parties are solely responsible for obtaining legal advice prior to entering into this Contract and counsel as required.

IN WITNESS WHEREOF, this Agreement has been duly executed by the Parties.

BUYER: [redacted] dotloop verified 01/03/22 11:28 AM PST AJBI-LPS3-SOAQ-4PB0 **Date:** ______ **Time:** ______
BUYER: ______ **Date:** ______ **Time:** ______
______ **Date:** ______ **Time:** ______
______ **Date:** ______ **Time:** ______

SELLER: [redacted] 01/03/22 **Date:** ______ **Time:** ______
SELLER: ______ **Date:** ______ **Time:** ______
______ **Date:** ______ **Time:** ______
______ **Date:** ______ **Time:** ______